UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

BREEZE HOLDINGS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39718	85-1849315
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

955 W. John Carpenter Freeway, Suite 100-929

Irving, TX 75039

(Address of principal executive offices)

(619) 500-7747

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BREZ	The NASDAQ Stock Market LLC
Rights exchangeable into one-twentieth of one share of common stock	BREZR	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	BREZW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 to the extent required herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 5, 2022, Breeze Holdings Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) from May 25, 2022 to September 26, 2022. The affirmative vote of at least sixty-five percent (65%) of the outstanding shares of the Company’s common stock was required to approve the Charter Amendment. The purpose of the Charter Amendment is to allow the Company more time to complete its proposed business combination with D-Orbit S.p.A., an Italian operating company, and D-Orbit S.A., a newly formed Luxembourg holding company pursuant to the Business Combination Agreement, dated as of January 26, 2022, by and among the Company, D-Orbit S.p.A., Seraphim Space (Manager) LLP, D-Orbit S.A., Lift-Off Merger Sub, Inc. and Breeze Sponsor, LLC.

In connection with the Extension, 6,732,987 shares of the Company’s common stock were redeemed (the “Redemption”), with 7,907,013 shares of common stock remaining outstanding after Redemption; 4,767,013 of the 7,907,013 shares of common stock remaining outstanding after redemption (the “Public Shares”) are owned by our public stockholders. Our public stockholders will continue to have the opportunity to redeem all or a portion of their Public Shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein.

Following the Redemption, approximately $49.3 million remains on deposit in our trust account.

If we are unable to complete our initial business combination on or before September 26, 2022 (unless the stockholders approve a further amendment to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Set forth below are the final voting results for the Charter Amendment proposal:

Charter Amendment

The Charter Amendment was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions
11,550,656	622,241	1,917

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of Breeze Holdings Acquisition Corp., dated May 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE HOLDINGS ACQUISITION CORP.

Date: May 9, 2022	By:	/s/ J. Douglas Ramsey
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Chief Executive Officer and Chief Financial Officer

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